UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

August 10, 2012

Date of Report (Date of earliest event reported)

Rovi Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-53413	26-1739297
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. employer identification number)

2830 De La Cruz Boulevard

Santa Clara, California 95050

(Address of principal executive offices, including zip code)

(408) 562-8400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	Other Events.

Rovi Corporation (the “Company”) announced that on August 10, 2012 it entered into an accelerated share repurchase (ASR) agreement with UBS AG, London Branch, and UBS Securities LLC, as agent for UBS AG, London Branch, to repurchase an aggregate of $80 million of the Company’s common stock.

At inception of the ASR, the Company will receive approximately 80% of the total shares that would be repurchased at current share prices. The number of shares to be delivered at program completion, net of the initial delivery, will be based generally on the volume-weighted average price of Company common stock during the repurchase period. The Company anticipates that all repurchases under the ASR will be completed by mid-October 2012.

In addition to the $80 million ASR, the Company also repurchased a total of 673,762 shares of its common stock between August 7, 2012 and August 10, 2012, for a total of $10 million. These transactions, along with the ASR, fall under the Company’s share repurchase program authorization which had a remaining authorization of $313 million as of June 30, 2012.

All statements contained herein that are not statements of historical fact, including statements that use the words “will,” “believes,” “anticipates,” “estimates,” “expects,” “intends” or “looking to the future” or similar words that describe the Company’s or its management’s future plans, objectives, or goals, are “forward-looking statements” and are made pursuant to the Safe-Harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, the anticipated completion of the ASR and the Company’s future repurchases of its common stock. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause the actual results of the Company to be materially different from the historical results and/or from any future results or outcomes expressed or implied by such forward-looking statements. Such factors include, among others, the Company’s available capital resources and the Company’s expected future financial and operational performance, which may cause the Company not to make share repurchases as currently anticipated or to commence or suspend such repurchases from time to time without prior notice. Such factors are further addressed in the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2012 and such other documents as are filed with the Securities and Exchange Commission from time to time (available at www.sec.gov). The Company assumes no obligation, except as required by law, to update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rovi Corporation
(Registrant)

Date: August 17, 2012	By:	/s/ Stephen Yu
Stephen Yu
EVP and General Counsel